                                                                   EXHIBIT 11(b)

                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-26305 of Compass Capital Funds (formerly The PNC Fund) on Form N-1A of our reports dated May 22, 1996 and August 7, 1995 on the financial statements of The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust, Inc. (the "Trust") appearing in the Annual Reports of the Trust for the period ended March 31, 1996 and June 30, 1995 insofar as such reports relate to the Statement of Operations for the period ended March 31, 1996 and the Statement of Changes in Net Assets and Financial Highlights for the periods ended March 31, 1996 and June 30, 1995.


Deloitte & Touche LLP
New York, New York
December 12, 1996

                                                                   EXHIBIT 11(b)

                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-26305 of Compass Capital Funds (formerly The PNC Fund) on Form N-1A of our report dated August 7, 1995 on the financial statements of the Short Government Bond Portfolio (now known as Low Duration Bond Portfolio) and the Core Bond Portfolio of The BFM Institutional Trust, Inc. (the "Trust") appearing in the 1996 Annual Report of the Trust insofar as such report relates to the Statements of Changes in Net Assets for the year ended June 30, 1995 and the Financial Highlights for the year or period ended June 30, 1995, 1994 and 1993.


Deloitte & Touche LLP
New York, New York
December 12, 1996